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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of earliest event reported): February 7, 2000.


                       INTERMAGNETICS GENERAL CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter.)

                         Commission File Number 1-11344


      New York                                         14-1537454
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

      450 Old Niskayuna Road
      Latham, New York                                 12110
      (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number, including area code (518) 782-1122



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Item 4.  Changes in Certifying Accountant

On February 7, 2000, Intermagnetics General Corporation (the "Company") dismissed KPMG, LLP ("KPMG") and engaged PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending May 28, 2000. In each case, the decision was approved by the Board of Directors of the Company, upon the recommendation of the Audit Committee.

KPMG's reports on the consolidated financial statements of the Company for the past two years did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of KPMG, there were no disagreements with KPMG regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report.

The Company requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated February 11, 2000 has been filed as an exhibit to this current report on Form 8-K.




                                   SIGNATURES

                  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INTERMAGNETICS GENERAL CORPORATION


Date: February 11, 2000             By: /s/ Glenn H. Epstein
                                        -------------------------------------
                                        Glenn H. Epstein
                                        President and Chief Executive Officer



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Item 7 - Financial Statements and Exhibits.

(1) Exhibits:

Letter dated February 11, 2000, from KPMG LLP to the Securities and Exchange Commission.